UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 16, 2006, Kulicke and Soffa Industries, Inc. (“K&S”) held a conference call to discuss its financial results for its fourth fiscal quarter and its fiscal year ending on September 30, 2006. A caller asked that K&S disclose its return on invested capital (“ROIC”) for the fourth fiscal quarter, and K&S agreed that it would do so. ROIC for the fourth fiscal quarter and a reconciliation is furnished as Exhibit 99.1 to this report, and is incorporated by reference into this Item 2.02 as if fully set forth herein. Such reconciliation is also available on K&S’s website at www.kns.com.

ROIC is a non-GAAP financial measure that is defined as operating income divided by adjusted net invested capital. Total assets are adjusted for discontinued operations’ assets held for sale. Net invested capital is defined as total assets less current liabilities. K&S believes ROIC is a useful measure in providing investors with information regarding its performance. ROIC is a widely accepted measure of earnings efficiency in relation to capital employed. K&S believes that increasing the return on capital employed, as measured by ROIC, is an effective method to sustain and increase shareholder value.

The information in this report, furnished under “Item 2.02. Results of Operations and Financial Condition,” shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Return on Invested Capital calculation and reconciliation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

November 17, 2006	By:	/s/ Maurice E. Carson
	Name:	Maurice E. Carson
	Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Return on Invested Capital calculation and reconciliation